May 24, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77K of the Miles Funds, Inc. Form N-SAR (a copy of which we have attached to this letter), and have the following comments:

1.

We agree with the statements made in the second paragraph.

2.

We have no basis on which to agree or disagree with the statements made in the first paragraph.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Des Moines, Iowa

Miles Funds, Inc.

March 31, 2012

Change in Independent Registered Public Accounting Firm

The Board has selected KPMG LLP (KPMG) to serve as the Fund's independent registered public accounting firm for the Fund's fiscal year ended March 31, 2012. The decision to select KPMG was recommended by management and was approved by the Board on December 6, 2011. During the Fund's fiscal years ended March 31, 2011 and March 31, 2010 neither the Fund nor anyone on their behalf consulted with KPMG on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph

(a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(iv) of said

Item 304). The selection of KPMG does not reflect any disagreements with or dissatisfaction by the Fund or the Board with the performance of the Fund's prior auditor. The decision to replace Deloitte &

Touche LLP ("Deloitte"), the Fund's previous independent registered public accounting firm, and, to select KPMG was recommended by the Fund's management and approved by the Fund's Board of Directors.

Deloitte's report on the Fund's financial statements for the fiscal years ended March 31, 2011 and March 31, 2010 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund's fiscal years ended March 31, 2010 and March 31, 2011 (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Fund's financial statements for such years, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.